CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated December 11, 2001 relating to the financial statements and financial highlights of John Hancock 500 Index Fund, John Hancock Multi Cap Growth Fund and John Hancock Focused Equity Fund (formerly John Hancock Focused Relative Value Fund), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
-----------------------------
Boston, Massachusetts
February 22, 2002